Exhibit 1.01
Conflict Minerals Report
Anixter International Inc. has included this Conflict Minerals Report as an exhibit to its Form SD for 2019 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is June 1, 2020.
Anixter International Inc. and its subsidiaries are collectively referred to as “Anixter” and sometimes referred to in this report as “we,” “our,” “us,” or “ourselves.” The term "Conflict Mineral" is defined in the Conflict Minerals Rule as cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (together with gold, are sometimes collectively referred to herein as “3TGs”).
The Conflict Minerals Rule provides that Securities and Exchange Commission (“SEC”) reporting companies that meet certain threshold requirements undertake a “reasonable country of origin inquiry” (“RCOI”) and due diligence on the source and chain of custody of the 3TGs necessary to the functionality or production of any products manufactured or contracted to be manufactured by that company. The goal of the RCOI and due diligence measures is to determine whether the necessary 3TGs directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo (“DRC”) or an adjoining country. An "armed group" under the Conflict Minerals Rule is an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country. As certain products that we manufacture or contract to manufacture contain necessary 3TGs, Anixter is subject to this Rule.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. One can identify some of the forward-looking statements by the use of forward-looking words, such as "intend" and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that the 3TGs contained in some of our products benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties may include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners (“SORs”) and other market participants responsibly source 3TGs, and (3) political, regulatory and economic developments, whether in the DRC region, the United States or elsewhere. We caution one not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this document or to reflect the occurrence of unanticipated events.
Company Overview; In-Scope Products
Through our global presence, technical expertise and supply chain solutions, we help our customers reduce the risk, cost and complexity of their supply chains. We add value to the distribution process by providing over 100,000 customers access to innovative inventory management programs, nearly 600,000 products and over $1.0 billion in inventory, 309 warehouses/branch locations with approximately 9 million square feet of space, and locations in over 300 cities across approximately 50 countries. We are a leader in providing advanced inventory management services including procurement, just-in-time delivery, material management programs, turn-key yard layout and management, quality assurance testing, component kit production, storm/event kitting, small component assembly and e-commerce and electronic data interchange to a broad spectrum of customers.

We are primarily a distributor of third-party products. As such, most of the products that we sell are third-party branded products that are available from a variety of sources, and are therefore not “in-scope” for purposes of our compliance with the Conflict Minerals Rule. In addition, we believe that most of our products do not contain any 3TGs and, for those that do, 3TG content usually constitutes a small portion of the materials content of the products.

A small percentage of the products we distribute are private branded or white label (generic) products. We generally do not have the requisite level of influence over the design, materials, parts or components of these private branded or white label products and, accordingly, these products and the suppliers of such products are typically not “in-scope” for purposes of our compliance with the Conflict Minerals Rule.

In 2019, we sourced our private branded or white label products from suppliers representing significantly less than one-tenth of 1% of our entire supplier base. We have determined that only a small portion of these suppliers supplied us with products that were potentially in-scope for purposes of our compliance with the Conflict Minerals Rule. The potentially in-scope products for which these suppliers identified the use of 3TGs included certain white label security hardware products distributed by us.

In addition, in 2018, we acquired a company in Australia that manufactures or contracts to manufacture access control and security equipment. This company represents less than one-half of 1% of our total revenue. For 2019, our in-scope products contained tin, tantalum, tungsten and gold.

We do not directly source 3TGs from mines or SORs, and we believe that we are in most cases many levels removed from these market participants. However, through the efforts described in this Conflict Minerals Report, we seek to establish sourcing practices that encourage responsible sourcing by our supply chain.
Our Conflict Minerals Policy
We are committed to being a responsible corporate citizen and are opposed to human rights abuses. We support industry-wide efforts to identify, reduce and hopefully eliminate the use of 3TGs originating from sources believed to be financing or benefiting groups committing human rights violations. We also take seriously our compliance obligations under the Conflict Minerals Rule. To these ends, we have adopted a company policy (the “Conflict Minerals Policy”), which is publicly available on our website at www.anixter.com/en_us/about-us/corporate-responsibility/conflict-minerals-policy.html.
Our Conflict Minerals Policy communicates that we expect our suppliers to establish Conflict Minerals policies, due diligence frameworks and management systems that are designed to prevent 3TGs originating from the DRC or an adjoining country, to the extent that they benefit groups committing human rights violations, from being included in the products sold to us. In addition, we reserve the right to take appropriate actions, including discontinuing the business relationship with any supplier, if we determine that such supplier has failed to develop and implement reasonable steps to comply with our policy.
We do not seek to embargo responsible sourcing of 3TGs from the DRC or its adjoining countries or other conflict-affected and high-risk areas.
Scoping Process; Reasonable Country of Origin Inquiry Information
As required by the Conflict Minerals Rule, for 2019, we conducted a RCOI. Our RCOI was reasonably designed to determine in good faith whether any of the 3TGs in in-scope products originated in the DRC or an adjoining country or from recycled or scrap sources. For our RCOI, we utilized the management systems contemplated by Step One of the OECD Guidance (as later defined) and the supplier engagement process contemplated by Step Two of the OECD Guidance. These steps and the related activities are discussed under “Due Diligence Program.”

As noted above, we are primarily a distributor of third-party products, and only manufacture a small number of in-scope products or contract to manufacture from a very small number of our suppliers. As such, almost all of our suppliers are “out-of-scope” for purposes of our compliance with the Conflict Minerals Rule, including for purposes of this Conflict Minerals Report, which is required to only cover products which we manufacture or contract to manufacture. Although not required under the Conflict Minerals Rule, we have elected to expand the scope of our supplier outreach and survey to include many of our out-of-scope suppliers of third-party products so that our customers are provided with the information they may need to fulfill their own obligations under the Conflict Minerals Rule or their own internal Conflict Minerals policies. Accordingly, our outreach for 2019 included more than 2,400 of our largest direct suppliers, which represents over 85% of our annual dollar volume of purchases from suppliers.
The surveyed population included all of the suppliers that we identified as potentially having contracted to manufacture for us products that contain necessary 3TGs, or that provided us with components containing 3TG for use in the products we manufactured. We determined which of our suppliers and products were potentially in-scope for 2019 through an internal product survey process. The internal product survey solicited information from purchasing/sourcing, inventory and category management, marketing, supply chain solutions and other relevant areas, regarding the nature and level of our involvement in the manufacturing of potentially in-scope private branded, white label (generic), or other products that are sold or distributed by us, as well as regarding the components contained in the products we manufacture.
The combined list of potentially in-scope and out-of-scope suppliers to be surveyed was provided to a third-party service provider (“Service Provider”) that we engaged to assist in supplier outreach, data collection, data validation and risk assessment. The supplier list was then uploaded to our Service Provider’s software tool that allows us to store and manage supplier requests and documentation. Certain of our compliance activities described in this Conflict Minerals Report were performed on our behalf by the Service Provider.
To collect relevant information from our suppliers, we utilized the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (the “RMI”). To help ensure that our suppliers accurately completed their CMRTs and performed the requisite inquiries, we provided them with access to webinars, videos, documents, one-on-one discussions and other compliance resources offered by our Service Provider.
In connection with our RCOI, as discussed later in this Conflict Minerals Report, our in-scope suppliers identified 297 SORs that may be in our supply chain. See "Results of Due Diligence" and Appendix A for information concerning the SORs identified by these suppliers. We have not included in this Conflict Minerals Report information received from surveyed suppliers that were not potentially in-scope for purposes of our compliance with the Conflict Minerals Rule.

Based on the results of our RCOI, we conducted due diligence for 2019. These due diligence efforts are discussed below.
Due Diligence Program
We used the criteria set forth in the Organisation for Economic Co-operation and Development's Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”) in designing our due diligence measures relating to 3TGs.
The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas.

In furtherance of our 3TG due diligence, we performed the following measures in respect of 2019. The headings below conform to the headings used in the OECD Guidance for each of the five steps of its framework. These were not all of the discrete measures that we took in furtherance of our 3TG compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance.
Step One – Establish Strong Company Management Systems
We have adopted a Conflict Minerals Policy as discussed above in the section titled, “Our Conflict Minerals Policy”. In addition to being publicly disclosed through our Corporate Responsibility Report and Supplier Code of Conduct, our Conflict Minerals Policy is communicated in writing to all of our surveyed suppliers, including all suppliers for our potentially in-scope products. Our Conflict Minerals Policy is also made available on our corporate website. As stated in this Policy, we require our suppliers to meet certain expectations and, if those expectations are not met, we may consider discontinuing the business relationship with the supplier.
Our Conflict Minerals working group, which is responsible for implementing our 3TG compliance strategy, is led by our General Counsel and supported by our Environmental Product Compliance Steering Committee, which is comprised of corporate and business unit subject matter experts.
Select senior managers and members of our working group were educated on aspects of the Conflict Minerals Rule, the OECD Guidance, industry standards and our compliance plan and procedures. We also utilized specialist outside counsel to advise us in connection with our compliance efforts.
As noted earlier in this Conflict Minerals Report, we used the Service Provider to complement our internal management processes. We utilized the Service Provider to, on our behalf, (i) engage in information gathering and outreach with surveyed suppliers; (ii) review and validate surveyed supplier information; (iii) identify risks based on SOR sourcing practices of surveyed suppliers; and (iv) store records of due diligence processes, findings, and resulting decisions in an electronic database.

Our employees, suppliers and other interested parties may report violations of our compliance policies, including our Conflict Minerals Policy, by contacting the Anixter Business Integrity Line at anixter.ethicspoint.com. Reports can be made online or by telephone.

Additionally, we maintain a company-wide document retention policy, which extends to the documents accumulated in performing our due diligence for this Conflict Minerals Report and requires that the documents be retained for a specified period as set forth in the document retention policy. That period exceeds five years.
Step Two – Identify and Assess Risk in the Supply Chain
We furnished our surveyed suppliers with an introductory letter describing the Conflict Minerals Rule and requesting that they provide us with information, through the submission of a completed CMRT. The use of the CMRT allows us to collect information regarding a supplier’s Conflict Minerals policy, due diligence process and supply chain, including the names and locations of SORs.
All communications to our surveyed suppliers were tracked and monitored in the Service Provider’s software tool. Non-responsive suppliers were contacted a minimum of three times. Campaigns in different foreign languages were also utilized in an attempt to increase response rates. If a supplier remained non-responsive, our Service Provider conducted multiple follow-ups via email and via phone if this contact information was available.
The RCOI also included automated data validation on all submitted CMRTs. The goal of the data validation was to increase the accuracy of submissions. All submitted CMRTs were classified as “valid” or “invalid.” A CMRT was classified as invalid if it contained incomplete data, missing SOR information or inconsistent answers. All suppliers who submitted CMRTs that were classified as invalid were contacted to address the invalid items.

In addition, to help identify and understand risks in our supply chain, we utilized multiple processes to assess the information that we received from our suppliers. We identified risks by assessing the due diligence practices of SORs identified in CMRTs. Our Service Provider reviewed whether these SORs had undergone independent third-party audits.
Through the Service Provider’s software tool, SOR risk levels were assessed according to red flag indicators defined in the OECD Guidance. Risk ratings were assigned based on five factors:
•geographic proximity to the DRC and its adjoining countries;
•known mineral source country of origin;
•Responsible Minerals Assurance Process (“RMAP”) audit status;
•credible evidence of unethical or conflict sourcing; and
•peer assessments conducted by third-party sources believed to be credible by the Service Provider.

As part of our risk management plan under the OECD Guidance, when facilities with red flags are reported on a CMRT by a surveyed supplier, risk mitigation activities are initiated. Through the Service Provider, submissions that include any red flag facilities produce a receipt instructing the supplier to take risk mitigation actions, including submission of a product-specific CMRT to better identify the connection of the red flags to products that it supplies to Anixter, and escalating up to removal of these red flag SORs from Anixter’s supply chain.

If any identified SORs were not listed as Conformant (as defined later) or the equivalent by an internationally-recognized organization, outreach and research also was conducted to gain more information about the SOR’s sourcing practices, including countries of origin and transfer, and whether any internal due diligence procedures were in place to track the chain-of-custody of its 3TGs. The Service Provider directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facilities’ sourcing practices. Anixter is a signatory on this communication.
Additionally, we evaluated suppliers on their internal program strength. This further assisted us in identifying risks in our supply chain by evaluating which of our suppliers may need to improve their internal processes, policies, and due diligence procedures. The criteria used to evaluate the strength of suppliers’ compliance programs was based on the following four CMRT questions:
•Have you established a conflict minerals sourcing policy?
•Have you implemented due diligence measures for conflict-free sourcing?
•Do you review due diligence information received from your suppliers against your company’s expectations?
•Does your review process include corrective action management?
Step Three – Design and Implement a Strategy to Respond to Identified Risks
Results of our due diligence efforts were reported to our General Counsel. As discussed above, our Conflict Minerals Policy sets our expectations for our suppliers. If and when those expectations are not met and if certain identified risks are not resolved, the business relationship between Anixter and the supplier will be evaluated.
Step Four – Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain.
We do not have a direct relationship with SORs of 3TG and therefore do not perform or direct audits of these entities. In connection with our due diligence, we utilize and rely on information made available by the RMI concerning independent third-party audits of SORs.

Step Five – Report on Supply Chain Due Diligence
During 2019, we published our Corporate Responsibility Report, which we made publicly available on our website (https://www.anixter.com/en_us/about-us/corporate-responsibility/corporate-responsibility-report.html) that discussed our position on 3TG sourcing.
We also file a Form SD and Conflict Minerals Report with the Securities and Exchange Commission and make the filing available on our website.
Results of Due Diligence
Survey Results
We received responses from approximately 50% of our surveyed suppliers, including both potentially in-scope and out-of-scope suppliers. As noted earlier in this Conflict Minerals Report, only a very small percentage of our surveyed suppliers are potentially in-scope for the purpose of this assessment. We received responses from 86% of our potentially in-scope suppliers. Of the in-scope suppliers, 21(approximately 60%) indicated that they provided Anixter with products, parts or components that contained 3TGs. The other in-scope respondents indicated that they provided products, parts or components that do not contain any of the 3TGs.
Smelters and Refiners; Country of Origin Information
We sought to determine the mine or location of origin of the necessary 3TGs contained in our potentially in-scope products by requesting that suppliers provide us with a completed CMRT concerning the source of the 3TGs in the products, parts or components sourced from them, and through the other efforts described in this Conflict Minerals Report.
The in-scope suppliers who indicated the presence of 3TG in products, parts or components provided to Anixter identified 297 SORs that may have supplied the 3TGs contained in the applicable products. Of these 297 SORs, 234 were listed as Conformant by the RMI as of May 21, 2020. “Conformant” means that a SOR has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment protocol. SORs listed as Conformant were not necessarily Conformant for all or part of 2019 and may not continue to be Conformant for any future period. An additional four SORs were listed as RMAP Active, meaning they have committed to undergo an RMAP assessment, completed the relevant documents and scheduled the on-site assessment. These may be in the pre-assessment, assessment or corrective-action phases of the assessment. The remaining 59 SORs have not yet enrolled in the RMAP process. All of the foregoing SORs are listed on Appendix A. We have not listed in Appendix A any entities that we have not yet been able to validate as being SORs. Appendix B includes an aggregated list of the countries of origin from which the reported SORs collectively may source newly-mined 3TGs, based on information provided by suppliers and the Service Provider.

The information that we received from a large portion of our suppliers was made at a company or user defined level, rather than at a product level, meaning that suppliers provided information on all of their products or a portion of their products that were not sold to us.
Additional Risk Mitigation Efforts
We intend to take the following additional steps in respect of 2020 to mitigate the risk that the 3TG in our products (both potentially in-scope and out of scope) benefit armed groups:
•Monitor and encourage the continuing development and progress of traceability measures at suppliers indicating that the source of 3TGs was unknown or undeterminable.
•Communicate to new potentially in-scope suppliers, including suppliers of private branded or white label products, our sourcing expectations, including through the dissemination of the Conflict Minerals Policy. In addition, ensure new potentially in-scope suppliers understand the requirements of the Conflict Minerals Rule and the OECD Guidance.
•Continue to engage with suppliers to help ensure that they provide requested information for 2020.
•Continue to encourage suppliers that provided company level information for 2019 to provide product level information for 2020 through ongoing outreach with these suppliers.
•Continue to encourage suppliers to submit accurate and applicable SOR information.
•Further engage with suppliers and encourage them to complete training courses to increase our survey response rate and improve the content of responses.
As publicly announced, we have agreed to a merger with WESCO International, Inc. Following the consummation of that transaction, our additional risk mitigation efforts may change.

Appendix A: Smelters and Refiners
The table below lists, as of May 21, 2020, the SORs identified by our suppliers that may have been used to process 3TGs necessary to the functionality or production of our potentially in-scope products during 2019. As noted above, we have not included information received from surveyed suppliers that were not potentially in-scope for purposes of our compliance with the Conflict Minerals Rule.

Metal	Smelter or Refiner Name	Facility Location	RMI Audit Status
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Non Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	African Gold Refinery	UGANDA	Outreach Required
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Due Diligence Vetting Process
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	Caridad	MEXICO	Communication Suspended - Not Interested
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	CGR Metalloys Pvt Ltd.	INDIA	Outreach Required
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	In Communication
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	In Communication
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	RMI Due Diligence Review - Unable to Proceed
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Outreach Required
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	In Communication
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Outreach Required
Gold	Guangdong Jinding Gold Limited	CHINA	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Outreach Required
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Outreach Required
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	RMI Due Diligence Review - Unable to Proceed
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	In Communication
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Outreach Required
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	CHINA	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Outreach Required
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant

Gold	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Gold	Morris and Watson	NEW ZEALAND	Communication Suspended - Not Interested
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Outreach Required
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Non Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Outreach Required
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Outreach Required
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Outreach Required
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Outreach Required
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	Active
Gold	Sai Refinery	INDIA	Outreach Required
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Outreach Required
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sovereign Metals	INDIA	Outreach Required

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required
Gold	Sudan Gold Refinery	SUDAN	Outreach Required
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Outreach Required
Gold	Tony Goetz NV	BELGIUM	Non Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Outreach Required
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	In Communication
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Outreach Required
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Outreach Required
Tin	Precious Minerals and Smelting Limited	INDIA	Active
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	Outreach Required
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	China Molybdenum Co., Ltd.	CHINA	In Communication
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Outreach Required
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Communication Suspended - Not Interested
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Active
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant

Appendix B: Country of Origin Information

The list below of potential countries of origin of newly-mined 3TG in our in-scope products is based on information provided by the surveyed suppliers and the Service Provider. 3TG in our in-scope products may not have originated from particular countries below, and also may have originated from additional countries not listed below.

Afghanistan, Albania, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Bulgaria, Burundi, Brazil, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Czech Republic, Djibouti, Dominican republic, DRC, Ecuador, Egypt, England, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Lithuania, Liberia, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic of Korea, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, south Africa, Spain, Sudan, Suriname, Sweden, Switzerland, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, USA, Uzbekistan, Vietnam, Zambia, Zimbabwe

3TG in our in-scope products also may have originated from recycled or scrap sources.